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                                                                 EXHIBIT a(1)(i)

                          AIM INTERNATIONAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AIM INTERNATIONAL FUNDS, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held on May 13-14, 2003,
(a) increased the aggregate number of shares of stock that the Corporation has authority to issue from Eight Billion Five Hundred Eighty Million (8,580,000,000) shares to Eight Billion Eight Hundred Twenty Million (8,820,000,000) shares, and (b) classified and designated all Two Hundred Forty Million (240,000,000) of such newly authorized shares (collectively, the "Shares") as shares of AIM European Growth Fund - Investor Class Shares, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to the dividends, qualifications, and terms and conditions of redemption of shares of stock as set forth in ARTICLE SEVENTH of the charter of the Corporation (the "Charter") and in any other provisions of the Charter relating to stock of the Corporation generally.

                  SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Eight Billion Five Hundred Eighty Million (8,580,000,000) shares, $.001 par value per share, having an aggregate par value of $8,580,000, of which

                  (a) Two Hundred Forty Million (240,000,000) shares are classified as AIM Asia Pacific Growth Fund - Class A Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM European Growth Fund - Class A Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM Global Aggressive Growth Fund - Class A Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM Global Growth Fund - Class A Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM Global Income Fund - Class A shares and Four Hundred Eighty Million (480,000,000) shares are classified as AIM International Growth Fund - Class A Shares;

                  (b) Two Hundred Forty Million (240,000,000) shares are classified as AIM Asia Pacific Growth Fund - Class B Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM European Growth Fund - Class B Shares, Two Hundred Forty Million (240,000,000) shares are


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                           classified as AIM Global Aggressive Growth Fund -
                           Class B Shares, Two Hundred Forty Million
                           (240,000,000) shares are classified AIM Global Growth Fund - Class B Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM Global Income Fund - Class B Shares and Two Hundred Forty Million (240,000,000) shares are classified as AIM International Growth Fund - Class B Shares;

                  (c) Two Hundred Forty Million (240,000,000) shares are classified as AIM Asia Pacific Growth Fund - Class C Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM European Growth Fund - Class C Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM Global Aggressive Growth Fund - Class C Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM Global Growth Fund - Class C Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM Global Income Fund - Class C Shares and Two Hundred Forty Million (240,000,000) shares are classified as AIM International Growth Fund - Class C Shares;

                  (d) Two Hundred Forty Million (240,000,000) shares are classified as AIM European Growth Fund - Class R Shares and Two Hundred Forty Million (240,000,000) shares are classified as AIM International Growth Fund - Class R Shares;

                  (e) Two Hundred Forty Million (240,000,000) shares are classified as AIM International Growth Fund - Institutional Class; and

                  (f) Three Billion Three Hundred Million (3,300,000,000) shares are unclassified.

                  THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue Eight Billion Eight Hundred Twenty Million (8,820,000,000) shares, $.001 par value per share, having an aggregate par value of $8,820,000. All of the Two Hundred Forty Million (240,000,000) additional shares are classified as AIM European Growth Fund - Investor Class Shares. The number of shares of stock of each class specified in Article SECOND of these Articles Supplementary remains unchanged.

                  FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.



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                  FIFTH: The total number of shares of capital stock that the
Corporation had authority to issue immediately prior to the filing of these Articles Supplementary was increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

                  SIXTH: The shares were classified by the Board of Directors of the Corporation under authority granted to it in ARTICLE SEVENTH, paragraph (a) of the
Charter.

                  The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

                  IN WITNESS WHEREOF, AIM INTERNATIONAL FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on May 14, 2003.

                                             AIM INTERNATIONAL FUNDS, INC.

Witness:

/s/ P. Michelle Grace                        /s/ Robert H. Graham
-----------------------                      ---------------------------------
Assistant Secretary                          President



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